UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 1, 2015


AS-IP TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware                                 000-27881            522101695
(State or other jurisdiction of        (Commission file     (IRS Employer
incorporation or organization)            number)           Identification No.)

Suite 3, Level 7, 24 Collins Street
Melbourne, Victoria, Australia                                          3000
(Address of principal executive officers)                            (Zip Code)

+1 424-888-2122
Registrants telephone number, including area code

ASI ENTERTAINMENT, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities
    Act
   (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
   Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.02. Termination of a Material Definitive Agreement.

The Company has advised ASiQ Limited ("ASiQ"), the licensee of the Companys SafeCell intellectual property, that the License Agreement dated May 29, 2008 is to be terminated immediately, and ASiQ has agreed to the termination. Under the Agreement, ASiQ had the right to develop, manufacture and market the SafeCell intellectual property and ASiQ was to pay the Company a Royalty Fee of 10% of the revenue generated by SafeCell and received by ASIQ. The Company will pay ASiQ a termination fee of $450,000 on terms to be agreed.

As a result of the termination, the Company will now control 100% of its intellectual property.

The directors of the Company retain shareholdings in ASiQ and three of the Companys directors, Mr Ron Chapman, Mr Graham Chappell and Mr Philip Shiels, are directors of ASiQ.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
AS-IP TECH, INC.
(Registrant)
By: /s/ PHILIP SHIELS
Philip Shiels
Chief Executive Officer & Chief Financial Officer
Date: November 1, 2015